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EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-2) and related prospectus of Unify Corporation for the registration of 2,020,833 shares of its common stock and to the incorporation by reference therein of our report dated April 1, 2005, with respect to the financial statements of Acuitrek, Inc. as of and for the year ended December 31, 2004 included in Unify Corp.'s Current Report on Form 8-K/A as filed on April 18, 2005 with the Securities and Exchange Commission.

/s/ Grant Thornton LLP
Reno, NV April 27, 2005

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  EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm